                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Coventry Health Care, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

[COVENTRY LOGO]
6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2001
                            ------------------------

To the Shareholders of Coventry Health Care, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Coventry Health Care, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, June 7, 2001, at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, for the following purposes:

          1. To elect three Class I Directors to serve until the annual meeting of shareholders in 2004;

          2. To ratify the selection of Arthur Andersen LLP, certified public accountants, as the Company's independent auditors for the year ending December 31, 2001; and

          3. To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

     A Proxy Statement, Proxy Card and a copy of the Annual Report describing the operations of the Company during the fiscal year ended December 31, 2000 accompany this notice. Information regarding the matters to be acted upon at the 2001 Annual Meeting of Shareholders is contained in the enclosed Proxy Statement.

     Only shareholders of record of the outstanding shares of the Company's Common Stock, $ .01 par value per share, at the close of business on Wednesday, April 11, 2001 are entitled to notice of and to vote at the 2001 Annual Meeting or at any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

                                            By Order of the Board of Directors,

                                            /s/ ALLEN F. WISE

                                            ALLEN F. WISE
                                            President and Chief Executive
                                            Officer

Bethesda, Maryland
April 27, 2001

     EACH SHAREHOLDER WHO DOES NOT PLAN TO ATTEND THE MEETING IS REQUESTED
        TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE
                     ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

[COVENTRY LOGO]
6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2001

                            ------------------------

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Coventry Health Care, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 9:30 a.m., Eastern Daylight Saving Time, on June 7, 2001, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156 and at any adjournment thereof (the "2001 Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is first being sent to shareholders on or about April 27, 2001.

     The Company is the successor to Coventry Corporation, a Tennessee corporation ("Coventry"), and was formed in December 1997 in connection with the Capital Contribution and Merger Agreement (the "Combination Agreement"), by and among the Company, Coventry, Principal Mutual Life Insurance Company, now known as Principal Life Insurance Company, an Iowa insurance company ("Principal Life"), and two of Principal Life's wholly owned subsidiaries. Pursuant to the Combination Agreement, effective as of April 1, 1998, Coventry became a wholly owned subsidiary of the Company and one of the Principal Life subsidiaries contributed certain of its assets and liabilities to the Company and the Company issued approximately 33 million shares of its common stock, $ .01 par value per share ("Common Stock"), to Coventry's shareholders and approximately 25 million shares of Common Stock to the Principal Life subsidiary and a warrant for 5.8 million shares of Common Stock (the "Principal Warrant"). Unless the context otherwise requires, references in this Proxy Statement to the Company for periods prior to April 1, 1998 refer to Coventry.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

     The accompanying proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2001 Annual Meeting, including the cost of mailing, will be borne by the Company. Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies.

     The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward solicitation material to the beneficial owners of the Company's Common Stock,
(ii) furnish the number of copies necessary for such record holders to supply such material to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by such record holders.

                             RIGHT TO REVOKE PROXY

     Any shareholder who signs and returns the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by delivering written notice of such revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company at the address set forth on the first page of this Proxy Statement or by attending the 2001 Annual Meeting and voting in person the shares of Common Stock such shareholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the shares of Common Stock represented by the proxy will be voted at the 2001 Annual Meeting in the manner specified therein. If no choice is specified on the proxy, the shares represented thereby will be voted FOR the three Class I director nominees and FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001.

                   VOTING STOCK OUTSTANDING AND SHAREHOLDERS

     The record date for the determination of the shareholders entitled to vote at the 2001 Annual Meeting has been established by the Board of Directors as the close of business on Wednesday, April 11, 2001 (the "Record Date"). As of the Record Date, there were 64,723,178 shares of Common Stock outstanding and entitled to vote. No shares of Series A Convertible Preferred Stock (the "Preferred Stock") were outstanding. All shares of Preferred Stock previously outstanding were converted to Common Stock in 2000. At conversion, the shares of Preferred Stock were cancelled and retired and are not reissuable.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote as to each matter properly brought before the 2001 Annual Meeting. The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2001 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum should not be present, the 2001 Annual Meeting may be adjourned from time to time until a quorum is present or represented.

     The affirmative vote of a plurality of the shares present or represented by holders of the Common Stock voting at the meeting is required for the election of directors. The affirmative vote of a majority of the shares present or represented and entitled to vote is required for ratification of the Company's selection of independent auditors and all other business that may properly come before the 2001 Annual Meeting or any adjournments thereof. The votes are tabulated as actually received by an automated system administered by Mellon Investor Services, LLC, the Company's transfer agent. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum, each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether the proposals have been approved and will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Company's Board of Directors shall consist of such number of directors as shall be determined by the Board of Directors from time to time so long as the number of directors does not violate the Combination Agreement or the rights of Warburg (see below). The Company's Certificate of Incorporation provides that the directors shall be divided into three classes as nearly equal in numbers as possible. There are currently ten persons serving on the Board of Directors: three in Class I, four in Class II and three in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class I Directors' terms of office expire in 2001.

     The nominees designated for election as Class I Directors at the 2001 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of shareholders in 2004. All of the nominees have consented to being nominated and to serve if so elected.

     The persons named in the enclosed proxy intend to vote the shares represented by such proxy FOR the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2001 Annual Meeting, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board of Directors and for the remaining nominee(s), if any, named below.

     The following persons have been nominated to serve as Class I Directors for a three-year term expiring at the annual meeting of shareholders in 2004:

                                    NOMINEES

                                    CLASS I
                         THREE-YEAR TERM EXPIRES AT THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                                 David J. Drury
                              Elizabeth E. Tallett
                                 Allen F. Wise

     The following persons are continuing directors whose terms are not expiring at the 2001 Annual Meeting:

                              CONTINUING DIRECTORS

                                    CLASS II
                         THREE-YEAR TERM EXPIRES AT THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

                                Thomas L. Blair
                          Emerson D. Farley, Jr., M.D.
                              Lawrence N. Kugelman
                                 Joel Ackerman

                                   CLASS III
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2003 ANNUAL MEETING OF SHAREHOLDERS

                         John H. Austin, M.D., Chairman
                                 Thomas J. Graf
                            Rodman W. Moorhead, III

     Mr. Drury and Ms. Tallett are nominees designated by Principal Life who, along with Messrs. Graf and Blair, were originally elected to the Company's Board of Directors on April 1, 1998 as designees of Principal Life pursuant to the Shareholders' Agreement dated as of April 1, 1998 (the "Shareholders' Agreement") by and among the Company, Principal Life and a Principal Life subsidiary, which was entered into by the parties concurrently with the consummation of the Combination Agreement. Under the terms of the Shareholders' Agreement, as long as Principal Life owns at least 10% of the Company's outstanding stock, it has the right to designate one member of the Company's Board of Directors for each 6% of the Company's outstanding stock that Principal Life holds. The Company believes that Principal Life is entitled to elect up to at least three members of the Board of Directors. The Company has agreed to nominate and use its best efforts to cause its shareholders to elect as directors the designees of Principal Life.

     See "Management", infra, for information concerning the business experience of the nominees and the continuing directors.

     In connection with the Combination Agreement, in April 1998 the size of the Board of Directors was increased to 15 members. The directors have since expressed an interest in reducing the size of the Board over time and, as a result, there are currently vacancies on the Board. The Board may take action in the future to either reduce its size or to fill the vacancies.

     Proxies cannot be voted for a greater number of persons than the number of nominees named.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.

CERTAIN BOARD INFORMATION

     The Board of Directors of the Company (the "Board") held four regular meetings and one special telephonic meeting during fiscal year 2000. All members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members.

COMMITTEES OF THE BOARD

     The Audit Committee is comprised of directors that are independent of the management of the Company and has responsibilities that include determining that the Company has adequate systems and controls in place to reasonably assure the fair presentation of the Company's financial statements; interfacing directly with the internal and external auditors and ensuring that the internal and external audit function is adequate; recommending the selection and, where appropriate, the replacement, of independent auditors; reviewing and approving the scope of audits and related fees; discussing with management and the auditors the financial statements and clarity of financial disclosures and recommending their inclusion in the Company's Annual Report; reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls; and reviewing compliance with the Company's code of ethics. During fiscal year 2000, the Audit Committee held four regular meetings. The members of the Audit Committee are John H. Austin, M.D. (Chair), Elizabeth E. Tallett, Lawrence N. Kugelman and Joel Ackerman. Effective March 2, 2000, the Board of Directors elected Lawrence N. Kugelman as a member of the Audit Committee. On April 20, 2001, Mr. Ackerman resigned from the Audit Committee.

     The Compensation and Benefits Committee is comprised of directors that are independent of the management of the Company and has responsibilities that include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, grants of stock options to employees under the Company's employee stock option plans and general oversight and review of employee compensation policies. During fiscal year 2000, the Compensation and Benefits Committee held four regular meetings and one special telephonic meeting. The members of the Compensation and Benefits Committee are John H. Austin, M.D. (Chair), Thomas J. Graf and Rodman W. Moorhead, III.

     On November 2, 2000, the Board established a Nominating Committee to recommend and nominate candidates for director positions to the full Board of Directors to stand for election by the shareholders of the Company or to serve on or fill vacancies on various Board committees. The Nominating Committee is comprised of the President and Chief Executive Officer and three directors that are independent of the management of the Company for purposes of serving on the Nominating Committee. Nominations for election to the Board may be made by or at the direction of the Nominating Committee or by any shareholder entitled to vote for the election of directors as described below. The members of the Nominating Committee are Allen F. Wise (Chairman), John H. Austin, M.D., Joel Ackerman and David J. Drury.

     The Company's Bylaws establish an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be delivered to or mailed and received at the Company's executive offices not less than 120 days prior to the meeting; provided, however, that in the event that less than 130 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made; provided, further, that in the case of the annual meeting of shareholders, notice by a shareholder must be received at least 120 days in advance of the anniversary of the date the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting of shareholders, unless no such annual meeting was held during the prior year or the date that the annual meeting has been changed by more than 30 calendar days. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies (including such person's written consent to serve as a director if so elected) and (b) certain information about the shareholder proposing to nominate that person. If the chairman of the meeting of the shareholders determines that a person is not nominated in accordance with the nomination procedure set forth in the Bylaws, such nomination will be disregarded. See "Shareholder Proposals" on page 23 of this Proxy Statement.

        VOTING STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information, as of April 11, 2001, regarding the beneficial ownership of the Company's Common Stock by (i) each person or group known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director and nominee for director of the Company,
(iii) each executive officer named in the Executive Compensation Table; and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

     For purposes of the table, a person or group of persons is deemed to beneficially own shares of Common Stock issuable upon the exercise of warrants or options that are currently exercisable or that become exercisable within 60 days from the date set forth above. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding,but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

                                                               NUMBER OF SHARES      PERCENTAGE
                                                               OF COMMON STOCK       OF COMMON
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED       STOCK
            ------------------------------------              ------------------     ----------
Warburg, Pincus & Co.(1)....................................      19,204,377(2)        29.66%
  466 Lexington Avenue
  New York, NY 10017
Principal Life Insurance Company(3).........................      17,081,443(2)        25.61%
  711 High Street
  Des Moines, IA 50392
Wellington Management Company, LLP(4).......................       5,639,000            8.71%
  75 State Street
  Boston, MA 02109
Vanguard Specialized Funds--Vanguard
  Health Care Fund(5).......................................       3,785,000            5.84%
  P.O. Box 2600
  Valley Forge, PA 19482-2600
John H. Austin, M.D.........................................         114,859(6)         *
Joel Ackerman(1)(2)(7)......................................      19,204,377           29.66%
Thomas L. Blair.............................................           4,000(6)         *
David J. Drury(8)...........................................               0            *
Emerson D. Farley, Jr., M.D.................................          84,010(6)         *
Thomas J. Graf(8)...........................................               0            *
Lawrence N. Kugelman........................................          87,000(6)         *
Rodman W. Moorhead, III(1)(2)(7)............................      19,204,377           29.66%
Elizabeth E. Tallett(8).....................................           4,500(6)         *
Allen F. Wise...............................................         744,291(6)         1.14%
Bernard J. Mansheim, M.D....................................         106,792(6)         *
Thomas P. McDonough.........................................         353,774(6)         *
James E. McGarry............................................         152,346(6)         *
Dale B. Wolf................................................         316,186(6)         *
All executive officers and directors as
  a group (22 persons)......................................      21,800,443(6)        32.67%

---------------

 *  Less than one percent.

(1) According to the Joint Schedule 13D, as amended, filed by Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"); Warburg, Pincus & Co., a New York general partnership; E.M. Warburg, Pincus & Co., LLC, a New York limited liability company; Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership; Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership; Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership; Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (collectively, "WPEP"); and Joel Ackerman, Jonathan S. Leff, and Patrick T. Hackett as Trustees of certain voting trusts. E.M. Warburg, Pincus & Co., LLC manages WPV and WPEP, and Warburg, Pincus & Co. is the sole general partner of WPV and WPEP. According to the Joint Schedule 13D, Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both Warburg, Pincus & Co. and E.M. Warburg, Pincus & Co., LLC. The Joint
    Schedule 13D indicates that Joel Ackerman, Jonathan S. Leff and Patrick T. Hackett (the "Trustees") have been appointed as voting trustees under Voting Trust Agreements, dated as of April 15, 1997 and September 8, 2000, relating to all shares of Preferred Stock or Common Stock that Warburg Pincus may acquire. Messrs. Ackerman, Hackett, Leff and Moorhead are general partners of Warburg, Pincus & Co. and Managing Directors and members of E.M. Warburg,

    Pincus & Co., LLC. Messrs. Ackerman and Moorhead are directors of the Company. As partners of Warburg, Pincus & Co., Messrs. Ackerman and Moorhead may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by WPV and WPEP. The address of each of the voting trustees is 466 Lexington Avenue, New York, NY 10017. Under the terms of the Voting Trust Agreements, the Trustees, acting by majority vote, have exclusive authority to vote the shares held pursuant to the Voting Trust Agreement for the ten year term of the Voting Trust Agreement. The Voting Trust Agreement may terminate earlier if WPV and WPEP are deemed to beneficially own less than ten percent of the Common Stock and Warburg Pincus will give notice of termination to the Trustees. On December 26, 2000, Warburg, Pincus Ventures, L.P.: (i) converted its 4,235,840 shares of Preferred Stock into 4,236,263 shares of Common stock, as adjusted for anti-dilution, and (ii) acquired 1,026,614 shares of Common stock, as adjusted for anti-dilution, in a cashless net exercise of its warrants.

(2) On September 8, 2000, WPEP purchased 10,000,000 shares of the Company's Common Stock from Principal Life in a private transaction as follows: (i) Warburg Pincus Equity Partners, L.P. (9,450,000 shares); (ii) Warburg, Pincus Netherlands Equity Partners I, C.V. (300,000 shares); (iii) Warburg, Pincus Netherlands Equity Partners II, C.V. (200,000 shares); and (iv) Warburg, Pincus Netherlands Equity Partners III, C.V. (50,000 shares).

(3) According to the Joint Schedule 13D, as amended, filed by Principal Mutual Holding Company and its subsidiaries, including Principal Life. Includes 1,977,956 shares currently purchasable upon exercise of the Principal Warrant dated as of March 31, 1998 issued to a wholly owned subsidiary of Principal Life, as contemplated by the Combination Agreement. See page 1 of this Proxy Statement for additional information concerning the Principal Warrant.

(4) According to the most recent Schedule 13G filed by Wellington Management Company, LLP ("WMC"), the securities reported are owned of record by clients of WMC, in its capacity as an investment adviser, and WMC may be deemed to beneficially own such shares of the Company's Common Stock. (e.g., includes Vanguard's shares at footnote 5 below)

(5) According to the most recent Schedule 13G filed by Vanguard Specialized Funds--Vanguard Health Care Fund ("Vanguard"), Vanguard owns of record the 3,785,000 shares reported, which are also reported by WMC due to WMC's status as Vanguard's investment adviser. See footnote 4 above.

(6) Includes the following shares issuable upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date set forth above: John H. Austin, M.D., 46,000 shares; Thomas L. Blair, 4,000 shares; Emerson D. Farley, Jr., M.D., 19,000 shares; Lawrence N. Kugelman, 42,000 shares; Allen F. Wise, 569,472 shares; Bernard J. Mansheim, M.D., 96,217 shares; Thomas P. McDonough, 276,513 shares; James E. McGarry, 152,346 shares; Elizabeth E. Tallett, 4,000 shares; Dale B. Wolf, 254,487 shares; and all executive officers and directors as a group (22 persons), 2,012,736 shares.

(7) Mr. Ackerman and Mr. Moorhead each disclaims beneficial ownership of the Common Stock owned by Warburg. See footnotes 1 and 2 above.

(8) Mr. Drury, the Chairman of Principal Life, Mr. Graf, a Senior Vice President of Principal Life, and Ms. Tallett, a director of Principal Life, each disclaims beneficial ownership of the Common Stock beneficially owned by Principal Life or its subsidiaries or that may be acquired on exercise of the Principal Warrant. See footnotes 2 and 3 above.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's directors and executive officers as of the date of this Proxy Statement are as follows:

                 NAME                   AGE                  POSITION
                 ----                   ---                  --------
John H. Austin, M.D...................  56    Director(1)(2)(3)
Joel Ackerman.........................  35    Director(3)
Thomas L. Blair.......................  56    Director
David J. Drury........................  56    Director(3)
Emerson D. Farley, Jr., M.D...........  62    Director
Thomas J. Graf........................  52    Director(1)
Lawrence N. Kugelman..................  58    Director(2)
Rodman W. Moorhead, III...............  57    Director(1)
Elizabeth E. Tallett..................  52    Director(2)
Allen F. Wise.........................  58    Director, President and Chief
                                              Executive Officer(3)
Thomas P. McDonough...................  52    Executive Vice President and Chief
                                                Operating Officer
Dale B. Wolf..........................  47    Executive Vice President, Chief
                                              Financial Officer and Treasurer
Ronald M. Chaffin.....................  44    Senior Vice President
Thomas A. Davis.......................  40    Senior Vice President
Harvey C. DeMovick, Jr................  54    Senior Vice President, Organizational
                                                Development, Compliance, Human
                                                Resources and Chief Information
                                                Officer
Davina C. Lane........................  54    Senior Vice President
J. Stewart Lavelle....................  47    Senior Vice President, Sales and
                                              Marketing
Bernard J. Mansheim, M.D..............  54    Senior Vice President and Chief
                                              Medical Officer
James E. McGarry......................  42    Senior Vice President
John J. Ruhlmann......................  39    Vice President and Corporate
                                              Controller
Francis S. Soistman, Jr...............  44    Senior Vice President
Janet M. Stallmeyer...................  52    Senior Vice President

---------------

(1) Member of Compensation and Benefits Committee

(2) Member of Audit Committee

(3) Member of the Nominating Committee

     Dr. Austin has been a director and Chairman of the Board of the Company since March 31, 1998. He was a director of Coventry from January 1988 to June 1999, and served as Chairman of the Board from December 1995 to June 1999. Dr. Austin has been Chairman and Chief Executive Officer of Arcadian Management Services, a company that manages and owns rural healthcare provider networks, since June 1997. From October 1994 through March 1997, he was President of the Professional Services Division of Unihealth, one of the nation's largest voluntary non-profit healthcare networks. From July 1992 to October 1994, Dr. Austin was a self-employed health care consultant. Dr. Austin was a director of QuadraMed Corporation, which develops, markets and sells healthcare software products and services, from April 1995 to November 1998.

     Mr. Ackerman has been a director of the Company since November 4, 1999. He is a general partner of Warburg, Pincus & Co. and a Managing Director and member of E.M. Warburg, Pincus & Co., LLC. where he has been employed since 1993. From April 1997 to present he has also been a voting trustee under Voting Trust Agreements relating to shares of Preferred Stock and Common Stock of the Company held by WPV and WPEP. He is a director of PhyCor, Inc., a physician multi-specialty practice management company, and Sonus Corporation, which owns and operates hearing care centers.

     Mr. Blair has been a director of the Company since March 31, 1998. He is currently a consultant to BCE Emergis Corporation, and United Payors & United Providers, Inc. ("Up & Up"), an intermediary between health care providers and health care payors located in Rockville, Maryland. He was the founder of Up & Up and from January 1995 to March 2000, he was its President and co-Chief Executive Officer and served as a director of Up & Up. From June 1993 to January 1995, he was Chief Executive Officer of IM&I, an investment company located in Rockville, Maryland. Mr. Blair is a director of HealthExtras, Inc., an internet based seller of supplemental health and disability benefit programs.

     Mr. Drury has been a director of the Company since March 31, 1998. He has been Chairman of Principal Life and its affiliated companies since January 1995 and Chairman of Principal Mutual Holding Company since July 1998. Mr. Drury served as Chief Executive Officer of Principal Life from January 1995 to December 1999, and President from February 1993 to January 1995.

     Dr. Farley has been a director of the Company since March 31, 1998. He was a director of Coventry from December 1994 to June 1999. Since 1972, Dr. Farley has been engaged in the private practice of medicine in Richmond, Virginia and has been self-employed since July 13, 1997. From 1989 until September 1997, he was the Medical Consultant for Signet Bank in Richmond, Virginia. Since 1991, Dr. Farley has been the Vice-Chairman of Doctors Insurance Reciprocal Risk Retention Group in Richmond, Virginia, which provides medical malpractice insurance coverage to physicians.

     Mr. Graf has been a director of the Company since March 31, 1998. He has been Senior Vice President of Principal Life since August 1994, currently he has responsibility for Strategic Development. He was Senior Vice President and Chief Information Officer of Principal Life from January 1994 to August 1994 and Vice President and Chief Information Officer from June 1992 to January 1994. Mr. Graf is a director of HealthExtras, Inc., an internet based seller of supplemental health and disability benefit programs.

     Mr. Kugelman has been a director of the Company since March 31, 1998 and a director of Coventry from August 1992 to June 1999. He has been a director of Response Oncology, a physician oncology practice management company, since July 1996, and a director of Premier Practice Management, a physician practice management company, since April 1997. He was interim Chief Executive Officer and President of Coventry from December 1995 until October 1996. From March 1995 until December 1995, he was self-employed. He was Executive Vice President of American Medical International, an organization that owns and operates acute care hospitals nationwide, from January 1993 to March 1995. From November 1986 to January 1992, he was President and Chief Executive Officer of Health Plan of America, a statewide California HMO company.

     Mr. Moorhead has been a director of the Company since March 31, 1998. He was a director of Coventry from May 1997 to June 1999. He is a general partner of Warburg, Pincus & Co. and has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC, where he serves as Managing Director and Senior Advisor. He is a trustee of ElderTrust, a healthcare real estate investment trust, and a director of Transkaryotic Therapies, Inc., a biopharmaceutical company specializing in gene therapy, and Scientific Learning Corporation, a computer-based special education training company. He is also a director of the Stroud Water Research Center, Inc., a trustee of the Brandywine Conservancy, a trustee of The Taft School and a member of the Overseer's Committee on University Resources, Harvard College.

     Ms. Tallett has been a director of the Company since March 31, 1998. Since May 1996, Ms. Tallett has been the President and Chief Executive Officer of Dioscor, Inc., since July 1997, she has been President and Chief Executive Officer of Ellard Pharmaceuticals, Inc., and since December 1999 she has been President and Chief Executive Officer of Galenor, Inc., all biopharmaceutical companies. In 1992 she co-founded Transcell Technologies, Inc., a carbohydrate-based pharmaceutical company, where she served as President and Chief Executive Officer until 1996. Ms. Tallett is a director of Principal Life, Varian, Inc., an analytical scientific instruments company, and IntegraMed America, Inc., a health services management company specializing in fertility and assisted reproductive technology. She is a founding board member of the Biotechnology Council of New Jersey.

     Mr. Wise has been a director and President and Chief Executive Officer of the Company since March 31, 1998. He was a director and President and Chief Executive Officer of Coventry from October 1996 to June 2000. From October 1994 to October 1995, he was Executive Vice President of MetraHealth Companies, Inc., a managed health care company, in Reston, Virginia. From October 1995 to October 1996, he was Executive Vice President of UnitedHealth Group, Incorporated, a managed health care company. From January 1994 to October 1994, he was President and Chief Executive Officer of Wise Health System, a health care investment company. From 1991 to 1994, Mr. Wise was President and Chief Executive Officer of Keystone Health Plan, a managed health care company, and also Chief Operating Officer of Independence Blue Cross, a health care insurance company located in Philadelphia, Pennsylvania. He is a director of NCO Group, Inc., a leading provider of accounts receivable management and other outsourced services.

     Mr. Chaffin was elected Senior Vice President of the Company on April 30, 1998, and President and Chief Executive Officer of Coventry Health Care of Delaware, Inc., the Company's Delaware health plan, on December 1, 1998. Prior to that time, he was a Regional Vice President of one of Principal Life's subsidiaries from 1995 to April 1998. From 1994 to 1995, he was Executive Director of Principal Health Care of Nebraska, Inc., a wholly owned subsidiary of one of Principal Life's subsidiaries. From 1992 to 1994, Mr. Chaffin was Vice President, Operations, of HealthMark Health Plan, a managed care company located in Overland Park, Kansas.

     Mr. Davis was elected Senior Vice President of the Company on April 30, 1998, and became President and Chief Executive Officer of Coventry Health Care of Georgia, Inc., the Company's Georgia health plan, in May 1998. Prior to that time, he was the Chief Executive Officer of UnitedHealth Group's Utah operations from 1996 to 1998. From 1995 to 1996, Mr. Davis was Vice President, Operations, for MetraHealth Companies, Inc., which was acquired by UnitedHealth Group, Incorporated in October 1995. From 1992 to 1994, he was Director, HMO Operations, for Prudential Health Care System. Prior to 1992, Mr. Davis held various positions in health care venture capital and management consulting firms.

     Mr. DeMovick has been Senior Vice President, Organizational Development, Human Resources, Compliance, and Chief Information Officer since January 2001. From April 1998 to January 2001, he was Senior Vice President, Government Programs, Compliance, Information Systems and Human Resources of the Company. He was Senior Vice President, Medical and Government Programs of Coventry from July 1997 to June 2000. From October 1995 to 1997, Mr. DeMovick was Senior Vice President, Customer Administrative Services, for UnitedHealth Group, Incorporated, and from October 1994 through October 1995 he was Vice President, Managed Care Operations, for MetraHealth Companies, Inc.

     Ms. Lane was named Senior Vice President of the Company and President and Chief Executive Officer of Group Health Plan, Inc., the Company's Missouri and Illinois health plan, in April 1999. She was Vice President of Coventry from July 1997 to April 1998. She was the President and Chief Executive Officer of HealthCare USA, Inc. and its subsidiaries, the Company's Medicaid operations, from August 1996 to April 1999. From April 1993 to August 1996, she was Vice President of Marketing and Contracting of Healthcare Practice Enhancement Network, Inc., a Los Angeles, California company providing services to payors and providers in the health care industry.

     Mr. Lavelle was elected Senior Vice President, Sales and Marketing, of the Company on April 30, 1998. He was the Chief Executive Officer of Southern Health Services, the Company's Virginia health plan, from January 1998 to December 1999. From 1996 to February 1998, Mr. Lavelle was President of Riscorp Health Plans, a managed health care company in Sarasota, Florida. He joined U.S. Healthcare, Inc. in 1987 and became Senior Vice President, General Manager of its New Jersey, Delaware, Maryland, Washington D.C., and Virginia operations from 1991 to 1996.

     Dr. Mansheim was elected Senior Vice President and Chief Medical Officer of the Company on April 30, 1998. From August 1997 to April 1998, he was the Chief Operating Officer of United HealthCare of the Mid-Atlantic and, from August 1996 to July 1997, was its Chief Medical Officer. In April 1995, he became President and Chief Executive Officer of HealthSpring, Inc., a pre-paid, primary care group medical practice and subsidiary of MetraHealth Companies, Inc., and also served as National Medical Director for MetraHealth Companies, Inc. In October 1995, MetraHealth Companies, Inc. was acquired by UnitedHealth

Group, Incorporated and Dr. Mansheim continued as the President and Chief Executive Officer of HealthSpring, Inc. until its divestiture in August 1996, and also served as National Medical Director for UnitedHealth Group, Incorporated. From July 1994 to April 1995, he was President and Chief Executive Officer of Triangle HealthCare Group and Medical Director of Prudential Health Care System of the Triangle in Raleigh-Durham-Chapel Hill, North Carolina.

     Mr. McDonough became Executive Vice President of the Company on April 30, 1998, and Chief Operating Officer on July 31, 1998. From November 1997 until the time he joined the Company on April 1, 1998, he was Chief Executive Officer of Uniprise for UnitedHealth Group, Incorporated; from February 1997 to November 1997, Mr. McDonough was Executive Vice President, Customer Services Group; and from August 1995 through February 1997, he was Senior Vice President, Claim Services. Prior to 1995, he was the President of Harrington Services Corporation, and the Chief Operating Officer of Jardine Group Services Corporation, an insurance brokerage company and third party administrator.

     Mr. McGarry was elected Senior Vice President of the Company on July 31, 1998. From November 1997 to July 1998, he was the Chief Operating Officer of Uniprise for UnitedHealth Group, Incorporated. From January 1995 to October 1997 he was Senior Vice President, Consumer Services Administration, of UnitedHealth Group, Incorporated. Prior to 1995, he was Vice President of Field Operations for MetraHealth Companies, Inc. and Vice President of Field Operations for The Travelers, a Hartford, Connecticut insurance company.

     Mr. Ruhlmann was elected Vice President and Corporate Controller of the Company on November 4, 1999. From December 1993 to September 1999, Mr. Ruhlmann was Vice President of Accounting with Integrated Health Services, Inc., a national provider of health services that owns and manages hospitals, nursing homes and clinics.

     Mr. Soistman was elected Senior Vice President of the Company on April 30, 1998 and was named President and Chief Executive Officer of HealthAmerica Pennsylvania, Inc., the Company's Pennsylvania health plan, in May 1998. He was Regional Vice President of Principal Health Care, Inc., from December 1994 to March 1998. From April 1994 to December 1994, he was Executive Director of Principal Health Care of the Mid-Atlantic, Inc., a wholly owned managed healthcare subsidiary of one of Principal Life's subsidiaries. From January 1983 until March 1994, Mr. Soistman held various positions with Blue Cross Blue Shield of Maryland and its subsidiary companies.

     Ms. Stallmeyer was elected Senior Vice President of the Company on March 4, 1999. She has been the President and Chief Executive Officer of Coventry Health Care of Kansas, Inc., the Company's Kansas health plan, since October 1998, and its Executive Director from January 1995 to October 1998. From October 1992 to December 1994, she was the Executive Director of the Company's Louisiana health plan, Coventry Health Care of Louisiana, Inc.

     Mr. Wolf was elected Executive Vice President, Chief Financial Officer and Treasurer of the Company on April 30, 1998. He was Senior Vice President, Chief Financial Officer and Treasurer of Coventry from December 9, 1996 to June 2000. From August 1995 to December 1996, he was Executive Vice President of SpectraScan Health Services, Inc., a Connecticut women's health care services company. From January 1995 to August 1995, Mr. Wolf was Senior Vice President, Business Development for The MetraHealth Companies, Inc., a Connecticut managed health care company. From August 1988 to December 1994, Mr. Wolf was Vice President, Specialty Operations for the Managed Care and Employee Benefits Operations of The Travelers, a Hartford, Connecticut insurance company.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual, long-term and other compensation awarded to, earned by or paid, during 1998, 1999 and 2000, to the chief executive officer of the Company and the persons who, in fiscal 2000, were the other four most highly compensated executive officers who were executive officers on December 31, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                         LONG TERM COMPENSATION AWARDS
                             ---------------------------   -----------------------------------------------------------------
                                                                                           SECURITIES
                                                            OTHER ANNUAL     RESTRICTED    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY     BONUS(1)    COMPENSATION(2)    STOCK(3)    OPTIONS(#)(4)   COMPENSATION(5)(6)
---------------------------  ----  --------   ----------   ---------------   ----------   -------------   ------------------
Allen F. Wise.............   2000  $696,152   $1,000,000             *                            --           $535,975
  President and Chief        1999   579,233      700,000            --               --      300,000             35,376
  Executive Officer          1998   541,782      192,500      $140,030               --      457,606(7)          50,989
Thomas P. McDonough(8)....   2000  $448,060   $  500,000             *               --           --           $291,561
  Executive Vice President   1999   386,164      300,000             *               --      175,000             25,261
  and Chief Operating
  Officer                    1998   300,006      150,000      $257,650       $1,618,800      253,923(7)           8,259
Dale B. Wolf..............   2000  $398,062   $  500,000             *                            --           $272,896
  Executive Vice President,  1999   337,800      300,000             *               --      190,000             18,639
  Chief Financial Officer
  and                        1998   324,984       50,000      $130,540       $  215,625      242,849(7)          27,239
  Treasurer
Bernard J. Mansheim,
  M.D.(8).................   2000  $328,069   $  220,000             *               --           --           $139,601
  Senior Vice President and  1999   279,225      245,000             *               --      125,000             17,782
  Chief Medical Officer      1998   170,000       50,000             *               --       81,782(7)           8,274
James E. McGarry(8).......   2000  $299,027   $  200,000      $169,874               --           --           $120,813
  Senior Vice President      1999   275,002      175,000             *               --       90,000             15,585
                             1998   121,635      100,000        64,950                       146,196(7)           1,159

---------------

 * Does not exceed reporting thresholds for perquisites and other personal benefits.

(1) Includes the value, based on the closing price of the Common Stock on The Nasdaq National Market as at the date of issuance, of unrestricted shares awarded under the Company's annual performance incentive plan, as follows:
    Mr. Wise, none for 2000, $156,528 for 1999 (19,556 shares) and $46,178 for
    1998 (4,198 shares); Mr. McDonough, none for 2000, $79,760 for 1999 (9,970 shares) and none for 1998; Mr. Wolf, none for 2000, $66,368 for 1999 (8,296 shares) and $8,374 for 1998 (794 shares); Dr. Mansheim, none for 2000, $53,960 for 1999 (6,745 shares) and $10,219 for 1998 (929 shares); Mr.
    McGarry, none for 2000, $55,744 for 1999 (6,968 shares) and $29,304 for 1998
    (2,664 shares).

(2) Consists of relocation expense reimbursement and auto allowance and expenses, respectively, paid (and signing bonus for Messrs. McDonough and McGarry), as follows: for 2000, Mr. McGarry, $159,073 and $10,800; and for 1998, Mr. Wise, $125,630 and $14,400; Mr. McDonough, $0 and $7,650 and a
    $250,000 signing bonus; Mr. Wolf, $111,613 and $18,927; and Mr. McGarry, $0 and $4,950 and a $60,000 signing bonus.

(3) Includes the value, based on the closing price of the common stock on The Nasdaq National Market as at the date of issuance of restricted stock awards as follows: Mr. McDonough, 100,000 shares awarded on April 1, 1998; and Mr. Wolf, 30,000 shares awarded on July 31, 1998.

(4) Consists of two grants of stock options to purchase Common Stock, one attributable to 1999 performance and the second attributable to 1998 performance, as follows: for 1999 performance, granted December 20, 1999, Mr. Wise, 150,000 shares, Mr. McDonough, 75,000 shares, Mr. Wolf, 90,000 shares, Dr. Mansheim, 50,000 shares, and Mr. McGarry, 40,000 shares; and for 1998 performance, granted July 1, 1999 (January 1, 1999 for Mr. Wise's option), Mr. Wise, 150,000 shares, Mr. McDonough, 100,000 shares, Mr. Wolf, 100,000 shares, Dr. Mansheim, 75,000 shares, and Mr. McGarry, 50,000 shares.

(5) Consists of group life insurance premium, Company matching contribution to its Retirement Savings Plan and Company matching contribution to its Supplemental Executive Retirement Plan, respectively, as follows: for 2000, Mr. Wise, $648, $4,725, and $58,102; Mr. McDonough, $648, $7,875 and
    $26,274; Mr. Wolf, $648, $6,750, and $25,203; Dr. Mansheim, $545, $7,875 and
    $17,337 and Mr. McGarry, $624, $7,875, and $13,942; for 1999, Mr. Wise,
    $648, $4,500 and $30,548; Mr. McDonough, $648, $7,200 and $17,413; Mr. Wolf,
    $648, $6,428 and $11,563; Dr. Mansheim, $421, $7,200 and $10,161 and Mr.
    McGarry, $446, $7,200 and $7,939; and for 1998, Mr. Wise, $648, $4,757 and
    $45,548; Mr. McDonough, $648, $7,611 and $0; Mr. Wolf, $513, $6,492 and
    $20,234; Dr. Mansheim, $421, $7,366 and $487 and Mr. McGarry, $445, $714 and
    $0.

(6) Reflects annual cash contributions made by the Company under the Company's three-year 2000 Deferred Compensation Plan (the "2000 Plan"), as follows:
    Mr. Wise, $472,500, Mr. McDonough, $256,764, Mr. Wolf, $240,295, Dr.
    Mansheim, $113,844, and Mr. McGarry, $98,372. Actual payouts will not occur until the 2000 Plan terminates at the end of three years and the amounts distributed at that time will depend on investment returns throughout the term of the 2000 Plan. See "Employment Contracts, Termination of Employment and Change in Control Arrangements on pages 14, 15 and 16 of this Proxy Statement for more details.

(7) The number of shares purchasable under all stock options previously held at September 10, 1998 were reduced and repriced as of that date.

(8) Mr. McDonough, Dr. Mansheim and Mr. McGarry joined the Company on April 1, 1998, April 27, 1998 and July 13, 1998, respectively.

     The following table provides information as to options exercised in 2000 by the Named Executive Officers and the value of their options at December 31, 2000:

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                     OPTION VALUES AT DECEMBER 31, 2000(1)

                                                                              NUMBER OF               VALUE OF
                                                                        SECURITIES UNDERLYING       IN-THE-MONEY
                                                                        UNEXERCISED OPTIONS AT       OPTIONS AT
                                                                          FISCAL YEAR-END(#)     FISCAL YEAR-END($)
                                                                        ----------------------   ------------------
                              SHARES ACQUIRED ON                           EXERCISABLE (E)/       EXERCISABLE (E)/
NAME                             EXERCISE (#)      VALUE REALIZED ($)     UNEXERCISABLE (U)      UNEXERCISABLE (U)
----                          ------------------   ------------------   ----------------------   ------------------
Allen F. Wise...............            --                    --               443,205E             $8,884,385E
                                                                               314,401U              6,133,366U
Thomas P. McDonough.........            --                    --               234,192E              4,655,869E
                                                                               194,731U              3,631,163U
Dale B. Wolf................            --                    --               220,263E              4,390,051E
                                                                               212,586U              3,986,265U
Bernard J. Mansheim,
  M.D. .....................        10,000              $162,594                82,587E              1,584,354E
                                                                               114,195U              2,076,464U
James E. McGarry............            --                    --               113,397E              2,291,674E
                                                                               122,799U              2,324,325U

     Acceleration of Options on a Change in Control. Substantially all of the outstanding stock options granted under the Company's stock option plans (including the stock option plans assumed by the Company pursuant to the Combination Agreement) provide that such options vest upon a change in control of the Company.

DIRECTORS' COMPENSATION

     All directors are reimbursed by the Company for out-of-pocket expenses incurred in connection with attendance at Board or committee meetings. Members of the Board of Directors who are not officers or employees of the Company, its subsidiaries or affiliates ("Outside Directors") are entitled to receive an annual retainer of $16,000 paid in quarterly installments of $4,000 each. On March 2, 2000, the disinterested Directors voted to increase the compensation payable to Outside Directors from $1,000 to $2,000 for each meeting of the Board of Directors attended and from $500 to $1,000 for each meeting of the Audit Committee attended. Fees for each telephonic meeting and each Compensation and Benefits Committee meeting attended remained at $500 per meeting. Committee chairmen receive an annual chair retainer of $2,000 each. Pursuant to policies at Principal Life and Warburg, Messrs. Drury, Graf, Ackerman and Moorhead have waived payment of director fees to which they otherwise would be entitled.

     Pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan, each director who is not an officer or employee of the Company or one of its subsidiaries or affiliates received a grant of stock options for 2,000 shares, or 6,000 shares in the case of the Chairman of the Board of Directors, of Common Stock on January 1 of each year. As amended, beginning in 2001, the awards will be made on the date of the annual meeting of shareholders. Pursuant to policies at Principal Life and Warburg, Pincus Ventures, L.P., Messrs. Drury, Graf, Ackerman and Moorhead have waived payment of stock options to which they otherwise would be entitled.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Allen F. Wise. Mr. Wise's Employment Agreement with the Company dated December 30, 1998, was amended effective January 1, 2001, and renewed for a term of three years, and will continue thereafter on a year-to-year basis in the absence of notice by either party or unless otherwise extended. Under the terms of the agreement, Mr. Wise receives an annual base salary of not less than $700,000, subject to annual review, and is eligible for an annual bonus that may range from 0% to 200% determined in the sole discretion of the Company's Compensation and Benefits Committee. In addition, Mr. Wise is entitled to participate in all benefit plans, stock incentive plans, and has other benefits and perquisites, including a leased automobile and other transportation provided by the Company. In the event of Mr. Wise's death or disability during the term of his employment agreement, Mr. Wise or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 36 months, and, in the event of his disability, Mr. Wise will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company's long-term disability program. If Mr. Wise's employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required to pay Mr. Wise for a period of 24 months a monthly amount equal to 250% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, reimbursement of the cost of medical and dental benefits for 30 months and an additional 12 months of vesting credit for his stock options and restricted stock awards, and unrestricted title to the leased automobile. If he is terminated within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 300% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 36 months, (iii) unrestricted title to the leased automobile, (iv) full vesting of all stock options and restricted stock grants. Mr. Wise has agreed not to compete with the Company during his employment and thereafter for (i) two years following a Termination Without Cause or Constructive Termination or (ii) one year following a Change in Control, or (iii) without restriction following his voluntary termination.

     Thomas P. McDonough. Mr. McDonough's Employment Agreement with the Company dated March 13, 1998 (assumed by the Company as of April 1, 1998), as amended on July 12, 1999, was amended effective January 1, 2001, and renewed for a term of three years, and will continue thereafter on a year-to-year basis in the absence of notice by either party or unless otherwise extended. Under the terms of the agreement, Mr. McDonough receives an annual base salary of not less than $450,000, subject to annual review, and is eligible for an annual bonus of 75% of his base salary. In addition, Mr. McDonough is entitled to participate in all benefit plans, stock incentive plans, and has other benefits and perquisites, including an automobile allowance of $1,200.00 per month. In the event of Mr. McDonough's death or disability during the term of his employment agreement, Mr. McDonough or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 24 months, and, in the event of his disability, Mr. McDonough will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company's long-term disability program. If Mr. McDonough's employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required to pay Mr. McDonough for a period of 24 months, a monthly amount equal to 250% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, reimbursement of the cost of medical and dental benefits for 24 months and an additional 12 months of vesting credit for his stock options and restricted stock awards. If he is terminated within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 200% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. McDonough has agreed not to compete with the Company during his employment and thereafter for (i) two years following a Termination Without Cause or Constructive Termination or (ii) one year following a Change in Control, or
(iii) without restriction following his voluntary termination.

     Dale B. Wolf. Mr. Wolf's Employment Agreement with the Company dated December 9, 1996 (assumed by the Company as of April 1, 1998), was amended effective January 1, 2001, and renewed for a term of three years, and will continue thereafter on a year-to-year basis in the absence of notice by either party or unless otherwise extended. Under the terms of the agreement, Mr. Wolf receives an annual base salary of not less than $400,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company's bonus plan in effect. In addition, Mr. Wolf is entitled to participate in all benefit plans, stock incentive plans, and has other benefits and perquisites, including an automobile allowance of $1,200.00 per month. In the event of Mr. Wolf's death or disability during the term of his employment agreement, Mr. Wolf or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 24 months, and, in the event of his disability, Mr. Wolf will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company's long-term disability program. If Mr. Wolf's employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required to pay Mr. Wolf for a period of 24 months, a monthly amount equal to 250% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, reimbursement of the cost of medical and dental benefits for 24 months and an additional 12 months of vesting credit for his stock options and restricted stock awards. If he is terminated within two years following a Change in Control (defined below), he would receive
(i) a lump sum upon termination of 200% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. Wolf has agreed not to compete with the Company during his employment and thereafter for
(i) two years following a Termination Without Cause or Constructive Termination or (ii) one year following a Change in Control, or (iii) without restriction following his voluntary termination.

     Bernard J. Mansheim, M.D. Dr. Mansheim entered into an Employment Agreement with Coventry dated February 2, 1998 (assumed by the Company as of April 1,
1998) for an initial term of one year, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of the agreement, Dr. Mansheim receives an annual base salary (currently $330,000) and an annual expense allowance of $7,200. At execution of the agreement, he received an option to purchase 100,000 shares of Common Stock vesting over a four-year period (which was reduced and repriced on September 10, 1998). Dr. Mansheim is currently eligible for an annual bonus potential of up to 70% of his base compensation and is eligible to participate in any annual incentive bonus programs available to management of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. In the event of termination for any reason other than for Good Cause, Dr. Mansheim will continue to receive his base salary and bonus earned, based on performance factors, for one year. Dr. Mansheim has agreed not to compete with or solicit employees from the Company during the term of his employment and severance period thereafter.

     James E. McGarry. Mr. McGarry's initial letter agreement dated May 22, 1998 provided for the payment of an annual base salary (currently $300,000), an annual expense allowance of $10,800 and the receipt of an option to purchase 150,000 shares of Common Stock vesting over a four-year period (which was reduced and repriced on September 10, 1998) and a $60,000 signing bonus. Mr. McGarry is currently eligible for an annual bonus potential of up to 70% of his base compensation and is eligible to participate in any annual incentive bonus programs available to management of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. On June 17, 1999, Mr. McGarry entered into an Agreement with the Company providing that in the event of his termination for any reason other than for Good Cause, he would continue to receive his base salary and bonus earned, based on performance factors, for one year. Mr. McGarry also agreed not to compete with or solicit employees from the Company during the term of his employment and for one year thereafter.

     Definitions. For purposes of the agreements described above:

          (1) "Good Cause" or "Termination With Cause" is generally defined to include termination of the executive's employment by the Company due to the executive's conviction for a felony, or his perpetration of a fraud, embezzlement or other act of dishonesty or the breach of a trust or fiduciary duty which materially adversely affects the Company or its shareholders.

          (2) "Termination Without Cause" is generally defined to include termination by the Company other than due to the executive's death or disability or Termination With Cause.

          (4) "Constructive Termination" is generally defined to include a significant change in the nature or scope of the executive's position and authority, a reassignment to another location after a Change in Control, intentional or material breach by the Company of the agreement, or a reduction in compensation and benefits.

          (5) A "Change in Control" occurs if at any time, substantially all of the assets of the Company are sold or transferred by sale, merger or otherwise, to an entity which is not a direct or indirect subsidiary of the Company, or if any person or entity becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities

     2000 Deferred Compensation Plan. As of September 1, 2000, the Company established the 2000 Deferred Compensation Plan (the "2000 Plan"). The 2000 Plan is a three-year deferred compensation plan designed to promote the retention of key senior management and highly compensated employees and to recognize their strategic importance to the Company. Under the terms of the 2000 Plan, the Company will make an annual cash allocation to the 2000 Plan for each Participant. The maximum cash allocation for the Chief Executive Officer of the Company is 25% of Compensation for the initial plan year and such amount determined by the Board of Directors for each subsequent Plan Year. The maximum cash allocation for the Chief Operating Officer and the Chief Financial Officer of the Company is 25% of compensation for the initial plan year and 35% of compensation for each subsequent plan year. The maximum cash allocation for the remaining participants is 15% of compensation for the initial plan year and 20% of compensation for each subsequent plan year. In addition, all participants are eligible to receive a credit to a stock allocation account according to a formula based on each participant's cash allocation. All cash contributions and restricted stock credits will vest and be paid in cash after three years of participation in the 2000 Plan, except in the event of a change-of-control in which case all participants' accounts will vest in full, or in the event of a participant's death or involuntary discharge not-for-cause in which case such participant's accounts will vest on the date of death or discharge. The 2000 Plan is a non-qualified, unfunded and unsecured deferred compensation plan. Any payments made under the 2000 Plan will be reported in the Executive Compensation table in the year paid.

     See also Executive Compensation on pages 12 and 13 of this Proxy Statement for a discussion of the change-in-control arrangements with respect to stock options granted under the Company's Amended and Restated 1998 Stock Incentive Plan.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 20 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     Under the direction of the Compensation and Benefits Committee of the Board of Directors (the "Committee"), the Company has developed and implemented compensation practices for its executive officers. The Committee Report set forth below provides information on the Company's executive compensation philosophy and practices for the fiscal year ended December 31, 2000.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy embodies guiding principles for its compensation program design and for compensation decisions pertaining to Coventry's executive officers with the following three primary objectives:

          1. To provide incentives for delivery of value to the Company's shareholders.

          2. To establish a clear connection between individual executive performance and compensation.

          3. To provide a system of rewards that is strongly biased toward motivating executives and, at the same time, is competitive with industry standards.

     To fulfill these primary objectives, the 2000 executive compensation program provided rewards for the achievement of business plan results and other strategic objectives, which were important motivators for the Company's executives.

     The Committee and its counselors used multiple sources of information for evaluating and establishing appropriate compensation levels. The Committee relied on health care industry data in constructing the peer group of companies. This peer group consisted of publicly traded managed health care companies operating nationwide that had similar operations and were of comparable size to the Company. Some, but not all, of these companies are included in the Custom Peer Group Index used in the Performance Graph on page 20 of this Proxy Statement. Consistent with these objectives, the Company sought to position the compensation of its executives at competitive levels with the peer group.

     The Company's executive compensation program had three components -- base salary, annual incentives and long-term compensation. The Committee believes this mix reflects industry-wide practices.

     The Committee believes that incentive, or variable, compensation should be awarded as a result of commensurate performance. The Committee, therefore, approved compensation programs that include high threshold levels for performance. Balanced against the need to condition certain forms of compensation on high levels of Company-wide performance were the necessities of attracting and retaining talented executives in the face of adverse trends in the industry and the need to recognize individual performance in a variety of circumstances.

DESCRIPTION OF COMPENSATION PROGRAMS

     The following briefly describes the role of each element of compensation.

  Base Salary

     Base salary serves primarily as an attraction and retention device. Aggregate base salary increases are intended to parallel increases in the pay levels of executives in the health care industry as a whole. Individual executive salary increases reflect the individual's level of performance and current position within designated salary ranges, as well as industry trends.

  Annual Incentive

     The purpose of the Company's annual incentive plan is to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to shareholders and maximize the Company's profitability. The Committee makes annual incentive awards on the basis of corporate and individual performance, with a greater emphasis on corporate financial performance over individual achievements. Awards are based on the achievement of budgeted plan contribution and revenue by operating units and the attainment of critical success factors developed by key executives. For fiscal year 2000, all of the Company's named executive officers received annual incentive compensation in the form of cash.

  Long-Term Incentives

     Under the terms of the Company's Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan"), the Committee has the authority to grant stock options, stock appreciation rights, restricted stock and/or other stock-based awards, except that the power to grant and establish the terms and conditions of awards to outside directors is reserved to the Board of Directors. All decisions made by the Committee pursuant to the 1998 Plan are made in the Committee's sole discretion, which is final and binding on all persons.

     For fiscal year 2000, no stock options were granted to the Company's Named Executive Officers since they received non-qualified stock options grants in December 1999. The exercise price in each case was the fair market value on the date of the grant.

     Effective September 1, 2000, the Committee established the Coventry Health Care, Inc. 2000 Deferred Compensation Plan (the "2000 Plan"), a three-year deferred compensation plan designed to promote the retention of key senior management and highly compensated employees and to recognize their strategic importance to the Company. Under the terms of the 2000 Plan, the Company will make an annual cash allocation to the 2000 Plan for each Participant. The maximum cash allocation for the Chief Executive Officer of the Company is 25% of Compensation for the initial plan year and such amount determined by the Board of Directors for each subsequent Plan Year. The maximum cash allocation for the Chief Operating Officer and the Chief Financial Officer of the Company is 25% of compensation for the initial plan year and 35% of compensation for each subsequent plan year. The maximum cash allocation for the remaining participants is 15% of compensation for the initial plan year and 20% of compensation for each subsequent plan year. In addition, all participants are eligible to receive a credit to a stock allocation account according to a formula based on each participant's cash allocation. All cash contributions and restricted stock credits will vest and be paid in cash after three years of participation in the 2000 Plan, except in the event of a change-of-control in which case all participants' accounts will vest in full, or in the event of a participant's death or involuntary discharge not-for-cause in which case such participant's accounts will vest on the date of death or discharge. The 2000 Plan is a non-qualified, unfunded and unsecured deferred compensation plan.

     To provide additional security and stability to its executives and to encourage them to identify with the long-term goals of the Company, the Company entered into employment agreements with certain of its executive officers. The contracts generally provide for an initial term of one year, which is automatically renewable on a year-to-year basis (unless notice is otherwise given), severance in the event of termination of employment not for cause or due to a change in control, and an agreement not to compete with the Company during the term of employment.

  Compensation Administration

     The Committee has followed an annual review process in administering each of the three components of executive compensation. Moreover, the Committee has used and may continue to use outside consultants in order to assure that it has the best possible information and an objective approach to the administration of compensation programs.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid in any fiscal year to the Company's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee intends that all compensation paid to the Company's executive officers be fully deductible to the Company under the federal income tax laws and intends to take such steps as may be necessary to ensure this continuing deductibility status, except in the case of incentive stock options, which the Committee has no current intent to issue.

  Chief Executive Officer Compensation

     Consistent with the compensation philosophy, the Committee based the total compensation of the Company's chief executive officer, Allen F. Wise, on the overall performance of the Company and on relative levels of compensation for chief executive officers in the health care industry.

     The Committee had made the determination that Mr. Wise's base salary for 2000 should be set at $700,000, based upon his performance and competitive levels of compensation of other CEOs at comparable companies.

     Under the terms of Mr. Wise's employment agreement, which was amended by the Committee effective as of January 1, 2001, Mr. Wise is eligible to receive an annual incentive bonus in an amount up to 200% of his base compensation based on performance factors determined annually by the Committee, including achievement of budget and operational and other factors determined by the Committee in its discretion. Because of the outstanding performance of the Company in 2000, operational improvements and better than budget earnings, the Compensation Committee determined that Mr. Wise's performance had exceeded the budget and performance criteria set forth at the beginning of the year. In light of these achievements, the Committee awarded Mr. Wise an incentive bonus for 2000 in the total amount of $1,000,000 (143% of his base compensation).

     Mr. Wise's amended employment agreement also includes severance in the event of certain terminations of employment or changes in control and an agreement not to compete with the Company. Please see "Employment Contracts and Terminations of Employment and Change-in-Control Arrangements" on page 14 of this Proxy Statement.

                                            COVENTRY HEALTH CARE
                                            COMPENSATION AND BENEFITS
                                            COMMITTEE

                                            John H. Austin, M.D. (Chair)
                                            Thomas J. Graf
                                            Rodman W. Moorhead, III

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock for the five years ending December 31, 2000 with the cumulative total return of the Standard & Poor's 500 Index and a Custom Peer Group Index compiled by Standard & Poor's, assuming an investment of $100 on December 31, 1995. The following companies are included in the Custom Peer Group Index (and the returns of each company have been weighted according to its relative stock market capitalization at the beginning of each period for which a return is indicated): Aetna Inc., CIGNA Corporation, the Company, Health Net, Inc. (formerly Foundation Health Systems, Inc.), Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., UnitedHealth Group Inc. and Wellpoint Health Networks, Inc.

                           TOTAL SHAREHOLDER RETURNS

                                    [CHART]

----------------------------------------------------------------------------------------------------------------
                                     Dec. 95      Dec. 96      Dec. 97      Dec. 98      Dec. 99      Dec. 00
----------------------------------------------------------------------------------------------------------------
 Coventry Health Care                 100.00        44.85        73.94        42.72        32.73       129.40
 S&P 500 Index                        100.00       122.96       163.98       210.85       255.21       231.98
 Peer Group                           100.00        98.39        96.12       110.80        99.12       179.61

---------------

NOTE: THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY
      INDICATIVE OF FUTURE PRICE PERFORMANCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 2000, the Compensation and Benefits Committee was comprised of John H. Austin, M.D. (Chair), Thomas J. Graf and Rodman W. Moorhead, III, none of whom had at any time been an officer or employee of the Company or any of its subsidiaries.

     Mr. Moorhead is Managing Director and Senior Advisor of E.M. Warburg, Pincus & Co., LLC, which manages WPV and WPEP. Mr. Graf is a Senior Vice President of Principal Life. See pages 5, 6 and 7 of "Voting Stock Ownership of Principal Shareholders and Management" and "Certain Relationships and Related Transactions" below for a description of the related transactions involved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     E.M. Warburg, Pincus & Co., LLC. Rodman W. Moorhead, III and Joel Ackerman are Managing Director and Senior Advisor and Managing Director, respectively, of E.M. Warburg, Pincus & Co., LLC, which manages Warburg, Pincus Ventures, L.P. During 1997, Coventry issued to WPV the Warburg Warrants to purchase 2,117,647 shares of the Company's Common Stock at $10.625 per share and Convertible Notes in the aggregate principal amount of $36,000,000, which accrued interest through May 28, 1999, in the amount of $6,358,404. On September 3, 1999, the Convertible Notes held by WPV and the accrued interest were converted at $10 per share into 4,235,840 shares of Preferred Stock of the Company. On December 26, 2000, WPV:
(i) converted its 4,235,840 shares of Preferred Stock into 4,236,263 shares of Common stock, as adjusted for anti-dilution, and (ii) acquired 1,026,614 shares of Common stock, as adjusted for anti-dilution, in a cashless net exercise of its warrants. On September 8, 2000, Warburg affiliated partnerships purchased 10,000,000 shares of the Company's Common Stock from Principal Life in a private transaction as follows: (i) Warburg Pincus Equity Partners, L.P. (9,450,000 shares); (ii) Warburg, Pincus Netherlands Equity Partners I, C.V. (300,000 shares); (iii) Warburg, Pincus Netherlands Equity Partners II, C.V. (200,000 shares); and (iv) Warburg, Pincus Netherlands Equity Partners III, C.V. (50,000 shares). In addition, WPV has made purchases of 3,941,500 shares of Common Stock on the open market. See "Voting Stock Ownership of Principal Shareholders and Management" and footnotes 1, 2 and 7 to the beneficial ownership table on pages 5, 6 and 7 of this Proxy Statement for additional information.

     On March 16, 2000, the Company and WPV agreed to organize a company to invest in emerging companies that are developing technology applications for the health care industry. After the initial working capital investment provided by WPV, the company will be funded 80% by WPV and 20% by the Company.

     WPV and WPEP entered into a Shareholders' Agreement with the Company, dated as of May 5, 2000 (the "Warburg Shareholders' Agreement"). The Warburg Shareholders' Agreement includes (i) a standstill agreement, pursuant to which WPV and WPEP agreed for the five-year period following the purchase of the 10,000,000 shares from Principal Life (A) not to acquire more than 34.9% of the total issued and outstanding shares of the Company's Common Stock, and (B) not to take certain other actions; and (ii) to certain restrictions on direct or indirect transfers of the Common Stock by WPV and WPEP.

     Principal Life Insurance Company. In 1998 the Company assumed an agreement with Principal Life, whereby Principal Life pays a fee for access to the Company's PPO network based on a fixed rate per employee entitled to access the PPO network and a percentage of savings realized by Principal Life. Under this agreement, the Company recognized revenue of approximately $2.7 million for the year ended December 31, 2000.

     On September 8, 2000, Principal Life sold 10,000,000 shares of the Company's Common Stock to affiliates of Warburg, Pincus Ventures, L.P. (see E.M. Warburg, Pincus & Co., LLC discussion above), reducing Principal Life's ownership in the Company to 15,103,487 shares of the Company's Common Stock (not including 1,977,956 shares of Common Stock currently purchasable by Principal Life under the Principal Warrant).

     Principal Life and one of its subsidiaries also entered into a Shareholders' Agreement with the Company, dated as of April 1, 1998. The Shareholders' Agreement includes (i) a standstill agreement, pursuant to which Principal Life and its affiliates agree for the five-year period following April 1, 1998 (A) not to acquire more than 40% of the total issued and outstanding shares of Common Stock, other than pursuant to the Combination Agreement and the instruments and agreements thereunder and (B) not to take certain other actions; (ii) certain restrictions on direct or indirect transfers of the Common Stock by Principal Life and/or its affiliates; (iii) registration rights pursuant to which Principal Life and/or its affiliates may demand that the Company register certain shares of the Common Stock under a registration statement filed with the Securities and Exchange Commission and may participate as a selling party in other registered offerings of Common Stock; and (iv) the right of Principal Life, together with its affiliates, to designate one member of the Board of Directors for each 6% ownership held by Principal Life of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 2000 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except the following individuals each failed to file timely one report for one transaction: Harvey C. DeMovick, Jr., Thomas P. McDonough, Bernard J. Mansheim, M.D. and Janet M. Stallmeyer.

                                  PROPOSAL TWO

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, certified public accountants, to be the independent auditors of the Company for the fiscal year ending December 31, 2001 and requests shareholder ratification of this action. A representative of that firm is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions.

AUDIT FEES

     Fees billed for the fiscal year 2000 audit and the review of Forms 10-Q aggregated $1,460,000. All fees have been paid by the Company.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     AA did not render services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Fees billed for all other services rendered by AA for the fiscal year ended December 31, 2000 aggregated $3,287,300.

     The Audit Committee has discussed and considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen, LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN, LLP.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls and processes for monitoring compliance with laws and regulations and the Company's established Compliance and Ethics Program. The Audit Committee is composed of independent directors, as defined under the listing standards of the National Association of Securities Dealers ("NASD"), and acts under a written charter first adopted and approved by the Board of Directors in February 1993, and amended in March 2000 and February 2001, in compliance with new regulations adopted by the Securities and Exchange Commission and the NASD. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

                          AUDIT COMMITTEE DISCLOSURES

     WITH RESPECT TO THE FISCAL YEAR ENDED DECEMBER 31, 2000, THE AUDIT COMMITTEE HEREBY REPORTS AS FOLLOWS:

          1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

          2. The Audit Committee has discussed with its independent auditors, Arthur Andersen LLP ("AA") the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.

          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company's principal auditor, as described above, is compatible with maintaining auditor independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company's Board of Directors the inclusion of the audited financial statements in Coventry's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                            COVENTRY HEALTH CARE
                                            AUDIT COMMITTEE
                                            John H. Austin, M.D., Chairman
                                            Joel Ackerman
                                            Lawrence N. Kugelman
                                            Elizabeth E. Tallett

                             SHAREHOLDER PROPOSALS

     The Company's Bylaws provide that the annual meeting of shareholders is to be held on the third Thursday in June, unless the Chairman of the Board designates a different date. Proposals of eligible shareholders of the Company to be presented at the 2002 annual meeting of shareholders must be received by the Company at its offices in Bethesda, Maryland, addressed to the Secretary of the Company, not later than December 28, 2001, in order to be considered for inclusion in the Company's proxy materials relating to the 2002 annual meeting of shareholders.

                             FINANCIAL INFORMATION

     A copy of the Company's Annual Report, containing financial statements of the Company for the year ended December 31, 2000, has been enclosed in the same mailing with this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that may come before the 2001 Annual Meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2001 Annual Meeting.

     A list of shareholders of record entitled to be present and vote at the 2001 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by shareholders during regular business hours from May 23, 2001 to the date of the 2001 Annual Meeting. The list will also be available during the 2001 Annual Meeting for inspection by shareholders who are present.

     YOUR REPRESENTATION AT THE 2001 ANNUAL MEETING IS IMPORTANT. IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM, PLEASE SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SIGNING OF THE PROXY WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.
                                            By Order of the Board of Directors,

                                            /s/ ALLEN F. WISE
                                            ALLEN F. WISE
                                            President and Chief Executive
                                            Officer

                                                                    APPENDIX "A"

                              COVENTRY HEALTH CARE

                                AUDIT COMMITTEE
                                    CHARTER

AUTHORIZATION AND MEMBERSHIP

     There shall be an Audit Committee (the "Committee") of the Board of Directors of Coventry Health Care, Inc. (the "Company"). The Committee shall be comprised of at least three members of the Board of Directors. All members of the Committee shall be independent(1) of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Committee members. All members of the Committee shall be able to read and understand fundamental financial statements. At least one member of the Committee shall have a background in financial reporting, accounting or auditing. One member of the Committee shall serve as Chairman.

MEETINGS

     The Committee shall meet at least on a quarterly basis and may from time to time require special called meetings, as deemed necessary by the Chairman of the Committee.

PURPOSE

     The Audit Committee is charged with:

     - Determining that the Company has in place adequate systems and controls to reasonably assure the fair presentation of the Company's financial statements;

     - Interfacing directly with the external auditors regarding the annual audit and quarterly reviews of the Company's financial statements; and

     - Interfacing directly with the internal auditors regarding the internal auditing function and the internal controls of the Company.

KEY RESPONSIBILITIES

     The Committee shall have overall responsibility for the adequacy and effectiveness of the external and internal audit function. This shall include:

     1. Reviewing the adequacy and effectiveness of the internal auditing function and the internal controls of the Company, including computerized information system controls and security, the overall control environment and accounting and financial controls;

     2. Recommending the selection and, where appropriate, the replacement of independent auditors to the Board of Directors and assuring the independence of the auditors, including the receipt of written certification of such independence;

---------------

(1) An independent director is a director who:

(1) is neither an employee of the Company nor has been an employee of the Company during the past three years;

(2) has not accepted compensation in excess of $60,000 from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a qualified retirement plan, or non-discretionary compensation;

(3) is not a partner in, controlling shareholder or executive officer of any for-profit business organization to which the corporation made or received payments in any of the past three years that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is greater;

(4) is not employed as an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee;

(5) is not the spouse, parent, sibling, child or in-law of any person described in (1) through (4) or of any member of the Company's management.

     3. Approving the audit scope and related fees of the independent auditors;

     4. Reviewing and approving the scope, risk assessment and nature of the internal audit plans and any subsequent changes and activities for the coming year and the coordination of such activities with the independent auditors in an attempt to maintain the best possible effective balance between independent and internal resources and relationship to the Company's overall business objectives and management's success and risk factors;

     5. Participating with management in the hiring, evaluation and compensation review of the internal auditors;

     6. Having direct access to the internal or external auditors on both a scheduled and as needed basis;

     7. Discussing with management and/or the internal or external auditors, as applicable:

          a) The financial statements, including, but not limited to, the quality of the Company's accounting principles and the clarity of financial disclosures;

          b) Significant findings quarterly and during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control;

          c) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

          d) Any changes required in the planned scope of their audit plan.

     8. Recommending inclusion of the Company's financial statements in the Annual Report on Form 10-K;

     9. The Committee shall periodically review management's program to monitor compliance with the Company's established code of conduct. This review shall include:

          a) Discussions with the management including the Compliance Officer concerning the development, implementation and monitoring of the programs, including officers' expenditures, perquisites and use of corporate assets;

          b) Discussions with the Compliance Officer on an annual basis regarding the activities of the compliance and ethics program;

          c) Discussions with the external auditors regarding their findings during the annual audit and

          d) Discussions with the internal auditors regarding their findings during operational reviews;

     9. Review and reassess at least annually the adequacy of this Charter and submit it to the Board of Directors for approval;

     10. Prepare the Committee's annual report for inclusion in the Company's proxy statement.

REPORTING

     The Committee shall maintain minutes of all meetings, which shall be made available to the Board of Directors of the Company. Reports of significant matters presented at such meetings will be given by the Chairman of the Committee to the Board of Directors on an as needed basis.

                           COVENTRY HEALTH CARE, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 7, 2001 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

         In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please sign and return in the enclosed envelope.

                           (continued on reverse side)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE

1. ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as a Class I Director of the Company until the Annual Meeting of Shareholders in the year 2004.

     FOR ALL NOMINEES LISTED         WITHHOLD AUTHORITY TO
        (EXCEPT AS MARKED            VOTE FOR ALL NOMINEES
      TO THE CONTRARY BELOW)

              [ ]                            [ ]

Nominees for Class I Directors:
David J. Drury, Elizabeth E. Tallett and Allen F. Wise

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

--------------------------------------------------------------------------------

2.   RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                       FOR          AGAINST         ABSTAIN

                       [ ]            [ ]             [ ]

Dated:                                       , 2001
       --------------------------------------

---------------------------------------------------
                     Signature

---------------------------------------------------
                Name (Please Print)

---------------------------------------------------
            Signature if held jointly

--------------------------------------------------
               Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                           COVENTRY HEALTH CARE, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 7, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 7, 2001 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

         In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please sign and return in the enclosed envelope.

                           (continued on reverse side)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --




                  YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

        To vote, please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                              THANK YOU FOR VOTING.

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE

1. ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as a Class I Director of the Company until the Annual Meeting of Shareholders in the year 2004.

     FOR ALL NOMINEES LISTED         WITHHOLD AUTHORITY TO
        (EXCEPT AS MARKED            VOTE FOR ALL NOMINEES
      TO THE CONTRARY BELOW)

              [ ]                            [ ]

Nominees for Class I Directors:
David J. Drury, Elizabeth E. Tallett and Allen F. Wise

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

--------------------------------------------------------------------------------

2.   RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                       FOR          AGAINST         ABSTAIN

                       [ ]            [ ]             [ ]

Dated:                                       , 2001
       --------------------------------------

---------------------------------------------------
                     Signature

---------------------------------------------------
                Name (Please Print)

---------------------------------------------------
            Signature if held jointly

--------------------------------------------------
               Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                           COVENTRY HEALTH CARE, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 7, 2001 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

         In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please sign and return in the enclosed envelope.

                          (continued on reverse side)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


                  YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

 To vote, please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                             THANK YOU FOR VOTING.

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE

1. ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as a Class I Director of the Company until the Annual Meeting of Shareholders in the year 2004.

     FOR ALL NOMINEES LISTED         WITHHOLD AUTHORITY TO
        (EXCEPT AS MARKED            VOTE FOR ALL NOMINEES
      TO THE CONTRARY BELOW)

              [ ]                            [ ]

Nominees for Class I Directors:
David J. Drury, Elizabeth E. Tallett and Allen F. Wise

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

--------------------------------------------------------------------------------

2. RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.


                       FOR          AGAINST         ABSTAIN

                       [ ]            [ ]             [ ]

Dated:                                       , 2001
       --------------------------------------

---------------------------------------------------
                     Signature

---------------------------------------------------
                Name (Please Print)

---------------------------------------------------
            Signature if held jointly

--------------------------------------------------
               Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

Coventry Health Care Supplemental Executive Retirement Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

The Trustee must receive your voting instructions by June 5, 2001. If the Trustee does not receive your instructions by that date the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock that you own other than Plan shares. Your non-plan shares must be voted separately from your Plan shares.

                           COVENTRY HEALTH CARE, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 7, 2001 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

         In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please sign and return in the enclosed envelope.

                           (continued on reverse side)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


                  YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

To vote, please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Please read the Company's annual report and proxy statement prior to voting. These documents may be obtained three ways:

1. Intranet: These documents are posted on the Company's internal network, cvtynet. All employees have access to the network at their place of employment and have received instructions on how to access cvtynet electronically via e-mail and hard copy via the Company's employee newsletter.

2. Internet: These documents are also posted on the Company's corporate web site, www.CoventryHealth.com. Employees may or may not have access to the internet at their place of employment.

3. Mail: If you would like to have these documents mailed to you at your place of employment, please leave a message in the investor relations mailbox accessed by calling 800-843-7421, x2778.

THANK YOU FOR VOTING.

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE

1. ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class I Directors of the Company until the Annual Meeting of Shareholders in the year 2004.

     FOR ALL NOMINEES LISTED         WITHHOLD AUTHORITY TO
        (EXCEPT AS MARKED            VOTE FOR ALL NOMINEES
      TO THE CONTRARY BELOW)

              [ ]                            [ ]

Nominees for Class I Directors:
David J. Drury, Elizabeth E. Tallett and Allen F. Wise

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

--------------------------------------------------------------------------------

2. RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                       FOR          AGAINST         ABSTAIN

                       [ ]            [ ]             [ ]

Dated:                                       , 2001
       --------------------------------------

---------------------------------------------------
                     Signature

---------------------------------------------------
                Name (Please Print)

---------------------------------------------------
            Signature if held jointly

--------------------------------------------------
               Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


Coventry Health Care 401(k) Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

It is important that you read and understand the information in the Company's annual report and proxy statement before voting. You may view these documents on the Company's intranet at cvtynet or its corporate internet site at www.CoventryHealth.com. You may also request that copies be sent to you by calling investor relations at 800-843-7421, x2778.

The Trustee must receive your voting instructions by June 5, 2001. If the Trustee does not receive your instructions by that date the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock that you own other than Plan shares. Your non-plan shares must be voted separately from your Plan shares.